UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008 (April 25, 2008)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada Henderson, Nevada 89052	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 25, 2008, Indigo-Energy, Inc., a Nevada Corporation (the “Company”) entered into a Letter of Intent (the “LOI”) with International Financial Corporation, LLC, a Nevada Limited Liability Company (“International” and together with the Company, the “Parties”), whereby the Parties agreed to become members of the newly formed Rivers West Energy, LLC, a Nevada Limited Liability Company (“Rivers West Energy, LLC”) to which the Company shall transfer the oil and gas leases comprising of approximately 106,000 acres located in southern Illinois, southwestern Indiana and western and west central Kentucky, which properties were newly acquired by the Company pursuant to an agreement with Rivers West Energy, LLC. Each of the Parties shall become members of Rivers West Energy, LLC, with the Company owning 60% membership interest and International owning 40% membership interest in Rivers West Energy, LLC.

Under the LOI, International also agreed to provide the Company, upon the execution of a definitive agreement governing the understanding between the parties, with funds in the total amount of Six Hundred Twenty Four Million Dollars ($624,000,000) for general working capital of the Company, to be disbursed to the Company from time to time, as provided in the LOI. The LOI also provided that, within sixty days from the date thereof, International shall use its best efforts to obtain a three year bridge financing for the Company in the amount of One Hundred Fifty Million Dollars ($150,000,000), which amount may be prepaid by the Company without penalty.

In consideration for the LOI, the Company agreed to pay to Spectrum Facilitating Technologies, LLC (“Spectrum”), a Limited Liability Company engaged by International to seek and investigate loan transactions on its behalf, the amount of One Hundred Fifty Thousand Dollars ($150,000), as well as to transfer to Spectrum Five Million (5,000,000) shares of the Company’s restricted common stock, for bridge financing due diligence services. In addition, the Company agreed to place in escrow One Hundred Million (100,000,000) shares of the Company’s restricted common stock, to be transferred to International upon the company’s receipt of the first One Hundred Ninety Two Million Dollars ($192,000,000) in funding from International.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter of Intent between Indigo-Energy, Inc. and International Financial Corporation, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 29, 2008		Indigo-Energy, Inc.
	By:	/s/ Steven Durdin Name: Steven Durdin Title: Chief Executive Officer